Exhibit 99.1

NEWBORN ACQUISITION CORP.

Dear Fellow Shareholder,

You recently received proxy materials for the Newborn Acquisition Corp. extraordinary general meeting of shareholders to be held on Wednesday, March 17, 2021. According to our latest records, your PROXY VOTE for this meeting HAS NOT YET BEEN RECEIVED.

Newborn is asking shareholders to approve the merger with Nuvve Corporation and the related proposals. The Newborn Board of Directors recommends you vote "For" all proposals. You can find more information on the extraordinary general meeting in the Company's proxy statement at https://www.cstproxy.com/newbornacquisition/2021/proxy.

IT IS EXTREMELY IMPORTANT THAT SHAREHOLDERS VOTE IN FAVOR

OF THE MERGER AND ALL RELATED PROPOSALS

Please take a moment now to cast your vote using one of the options listed below:

Vote Online - Log on to the website shown on your Voting Instruction Form (VIF). Please have your VIF in hand to access your control number and follow the on-screen instructions.

Vote By Telephone - Call the toll-free number listed on your (VIF). Please have your VIF in hand to access your control number and follow the recorded instructions.

Vote By Mail - Complete, sign and date the VIF and return it in the enclosed postage paid envelope.

Vote by Verbal Instruction - Contact Advantage Proxy toll free at 1-877-870-8565 or collect at

1-206-870-8565

YOUR PARTICIPATION IS EXTREMELY IMPORTANT - PLEASE VOTE TODAY

If you have any questions relating to the shareholder meeting, voting your shares, or need to request additional proxy materials, you may call our proxy solicitor Advantage Proxy toll-free at

1-877-870-8565 or collect at 1-206-870-8565 or by email to ksmith@advantageproxy.com.

We appreciate your support.

__________________________________________________

IF YOUR SHARES ARE HELD IN A BROKERAGE ACCOUNT YOU SHOULD KNOW THAT

YOUR BROKER WILL NOT VOTE YOUR SHARES IF THEY DON'T RECEIVE INSTRUCTIONS FROM YOU.

PLEASE VOTE YOUR SHARES NOW SO YOUR VOTE CAN BE COUNTED WITHOUT DELAY.

IF YOU HAVE RECENTLY MAILED YOUR PROXY OR CAST YOUR VOTE BY PHONE OR OVER THE INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST